Exhibit 99.1
Healthcare Services Group Announces Acquisition of NEXDINE Hospitality
Deepens Health and Hospitality Services Capabilities, Unlocks New Growth Pathway

BENSALEM, PA — Healthcare Services Group, Inc. (NASDAQ: HCSG) today announced that it acquired NEXDINE Hospitality (“NEXDINE”), a privately held leader in dining and hospitality service management, with a strong presence in the senior living market.

NEXDINE will operate as a wholly-owned subsidiary of HCSG, retaining its existing brand identity and will remain headquartered in Mansfield, Massachusetts. The organization will continue to be led by the current leadership team, including Founder and CEO David Lanci.

"This acquisition represents a significant milestone for HCSG as we expand our footprint into the rapidly growing senior living and hospitality-driven care markets," said Ted Wahl, President and CEO of Healthcare Services Group. "NEXDINE has built an exceptional reputation blending culinary innovation with deep industry expertise. We are honored to partner with NEXDINE’s extraordinary team in their next phase of growth and innovation.”

"This combination represents an exciting new chapter for NEXDINE," said David Lanci. "For nearly two decades, NEXDINE has been guided by the belief that service begins with great people and strong client relationships. In HCSG, we found a partner who shares those values and our vision for elevating the hospitality experience.”

Consideration includes an upfront purchase price of $93.5 million, with the potential for additional contingent consideration upon the achievement of certain performance targets. The transaction was funded with cash on hand and is expected to contribute over $150 million in annual revenue.

About Healthcare Services Group, Inc.
Healthcare Services Group (NASDAQ: HCSG) is a leader in managing Environmental and Dietary services within the healthcare industry. With 50 years of experience, HCSG aims to provide improved operational, regulatory, and financial outcomes for its clients.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release and any schedules incorporated by reference into it may contain forward-looking statements within the meaning of federal securities laws, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “estimates,” “will,” “goal,” “intend” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services primarily to the healthcare industry and primarily providers of long-term care; credit and collection risks associated with the healthcare industry; the impact of bank failures; our claims experience related to workers’ compensation, general liability and other insurance programs; the effects of changes in, or interpretations of laws and regulations governing the healthcare industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services and other labor-related matters such as minimum wage increases; the Company's expectations with respect to selling, general, and administrative expense; the impacts of past or future cyber attacks or breaches; global events including ongoing international conflicts and increased energy prices; and the risk factors described in Part I of our Form 10-K for the fiscal year ended December 31, 2025 under “Government Regulation of Customers,” “Service Agreements and Collections,” and “Competition” and under Item 1A. “Risk Factors” in such Form 10-K.

These factors, in addition to delays in payments from customers and/or customers undergoing restructurings, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results have been in the past and could in the future be adversely affected by continued inflation particularly if increases in the costs of labor and labor-related costs, materials, supplies and equipment used in performing services (including the impact of potential tariffs) cannot be passed on to our customers.

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new customers, retain and provide new services to existing customers, achieve modest price increases on current service agreements with existing customers and/or maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and the successful execution of our projected growth strategies. There can be no assurance that we will be successful in that regard.

Company Contacts:

Theodore Wahl
President and Chief Executive Officer

Vikas Singh
Executive Vice President and Chief Financial Officer

Matthew J. McKee
Chief Communications Officer

215-639-4274
investor-relations@hcsgcorp.com